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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-18063, 333-47481, 333-32551, 333-47545, 333-84593, 333-77835, 333-35046
on Form S-8, Nos. 333-46557 and 333-44003 on Form S-3 of our report dated February 25, 2000 (March 23, 2000 as to the footnote 14) relating to the consolidated financial statements of Viewlogic Systems, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph referring to the bases of presentation discussed in Note 1 to the consolidated financial statements), appearing in this Report on Form 8-K/A of Innoveda, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 15, 2000